UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 17, 2008

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

Wave Systems Corp. (“Wave”) has completed an amendment to its software license agreement with its largest OEM customer (the “OEM”) pursuant to which the royalties paid to Wave under the agreement have been increased.  Under the new arrangement, the per unit royalties that Wave receives for each OEM PC model that ships with Wave’s EMBASSY Trust Suite (ETS) software have been increased by at least 100%.  The royalty increases are retroactive to November 1, 2008 and apply to all OEM PC’s shipped with Wave’s software on or after that date.

The royalty increases may be cancelled by the OEM at any time on 30 days written notice to Wave.  Further, the amendment does not provide for guaranteed minimum royalties or shipped quantities of units containing Wave software.

Safe-Harbor Statement: Under the Private Securities Litigation Reform Act of 1995, the foregoing may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including all statements that are not statements of historical fact regarding the intent, belief or current expectations of Wave, its directors or its officers.  The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Wave’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

By:	/s/ Gerard T. Feeney
Gerard Feeney
Chief Financial Officer

Dated: December 18, 2008